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                                                                     Exhibit 3.3

                             State of North Carolina
                      Department of the Secretary of State

                               ARTICLES OF MERGER
                    FOREIGN AND DOMESTIC BUSINESS CORPORATION

Pursuant to Sections 55-11-05 and 55-11-07 of the General Statutes of North Carolina, the undersigned corporation does hereby submit the following Articles of Merger as the surviving corporation in a merger between a domestic business corporation and one or more foreign business corporations.

1. The name of the surviving corporation is Piedmont Natural Gas Company, Inc, a corporation organized under the laws of North Carolina; the name of the merged corporation is North Carolina Natural Gas Corporation, a corporation organized under the laws of Delaware.

2. Attached is a copy of the Plan of Merger that was duly approved in the manner prescribed by law by each of the corporations participating in the merger.

3. With respect to the surviving corporation (check either a or b, as applicable):

         a. X Shareholder approval was not required for the merger.

         b.___Shareholder approval was required for the merger and the plan of merger was approved by the shareholders as required by Chapter 55 of the North Carolina General Statutes.

4. With respect to the merged corporation (check either a or b, as applicable):

         a. X Shareholder approval was not required for the merger.

         b.___Shareholder approval was required for the merger, and the plan of merger was approved by the shareholders as required by Chapter 55 of the North Carolina General Statutes.

5. The merger is permitted by the law of the state or country of incorporation or organization of each foreign entity which is a party.

6. Each foreign entity which is a party has complied or shall comply with the applicable laws of its state or country of incorporation or organization.

7. (Complete only if applicable - see instructions.) The mailing address of the surviving foreign corporation is:___________________________________________________________________.
         The surviving foreign corporation will file a statement of any subsequent change in its mailing address with the North Carolina Secretary of State.

8. These articles will be effective upon filing, unless a delayed date and/or time is specified: September 30, 2003 at 11:59:59 p.m.

CORPORATIONS DIVISION              P.O. BOX 29622         RALEIGH, NC 27626-0622
(Revised January, 2002)                                                Form B-12

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PIEDMONT NATURAL GAS COMPANY, INC.

BY:    /s/ Thomas E. Skains
       --------------------
       THOMAS E. SKAINS

ITS:   PRESIDENT

CORPORATIONS DIVISION              P.O. BOX 29622         RALEIGH, NC 27626-0622
(Revised January, 2002)                                                Form B-12